UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.   20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

Check the appropriate box:

[ X ]                      Preliminary Information Statement
[     ]                      Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2)
[     ]                      Definitive Information Statement

GURATA GOLD, INC.
(Name of Registrant as Specified In Its Chapter)

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[ X ]                      No fee required
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(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

[     ]                      Fee paid previously with preliminary materials.
[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Preliminary Copy
GURATA GOLD, INC.
(a Nevada corporation)

INFORMATION STATEMENT
Date first mailed to stockholders:  April ____, 2008

1403 – 1200 Alberni Street
Vancouver, British Columbia
V6E 1A6     Canada
(Principal Executive Offices)

We are not asking you for a proxy and you are requested not to send us a proxy.

Item 1.                      Information Required by Items of Schedule 14A.

a.	Introduction.

This Information Statement has been filed with the Securities and Exchange Commission and is being mailed or otherwise furnished to the registered stockholders of Gurata in connection with the prior approval by the board of directors of Gurata, and receipt by the board of approval by written consent of the holders of a majority of Gurata’ outstanding shares of common stock, of a resolution to,

1.	amend the Fourth Article of the Articles of Gurata Gold, Inc. by increasing the authorized capital from 75,000,000 shares to 200,000,000 shares of common stock with a par value of $0.001 per share;

(the “Resolution”).

Section 78.320 of the Nevada Revised Statutes and the By-laws of Gurata provide that any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if stockholders holding at least a majority of the voting power sign a written consent approving the action.

On April 17, 2008, the board of directors of Gurata approved and recommended the Resolution.  Subsequently, the holders of a majority of the voting power signed and delivered to Gurata written consents approving the Resolution, in lieu of a meeting.  Since the holders of the required majority of shares of common stock have approved the Resolution, no other votes are required or necessary and no proxies are being solicited with this Information Statement.

Gurata has obtained all necessary corporate approvals in connection with the Resolution and your consent is not required and is not being solicited in connection with the approval of the Resolution.  This Information Statement is furnished solely for the purpose of informing stockholders in the manner required under the Securities Exchange Act of 1934 of these corporate actions before they take effect.

The Resolution will not become effective until (i) 21 days from the date this Information Statement is first mailed to the stockholders, or, (ii) such later date as approved by the board of directors, in its sole discretion.  The Certificate of Amendment will be filed with the Secretary of State of Nevada and is expected to become effective on or about May ____, 2008.

This Information Statement is dated April ____, 2008 and is first being mailed to stockholders on or about April           ____, 2008.  Only shareholders of record at the close of business on April 17, 2008 are entitled to notice of the Resolution and to receive this Information Statement.

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Reasons for the Amendments to Articles

The amendment to the Articles of Incorporation of Gurata to increase the authorized capital is being made, in part, to provide Gurata with more flexibility and opportunities to conduct equity financings.

b.	Dissenters’ Right of Appraisal.

Neither the Articles and By-laws of Gurata nor the Nevada Revised Statutes provide for dissenters’ rights of appraisal in connection with the Resolution.

c.	Voting Securities and Principal Holders Thereof

As of April 17, 2008, there were 39,000,000 outstanding shares of common stock of Gurata, each of which was entitled to one vote for the purpose of approving the Resolution.  Stockholders of record at the close of business on April 17, 2008 (the date of the stockholders’ written consent) were furnished copies of this Information Statement.

Gurata confirms that there are no convertible securities in existence that are convertible into shares of common stock.

(i)         Security Ownership of Certain Beneficial Owners (more than 5%)

To the best knowledge of Gurata, the following table sets forth all persons beneficially owning more than 5% of the common stock of Gurata as at April 17, 2008.  Unless otherwise indicated, each of the following persons may be deemed to have sole voting and dispositive power with respect to such shares.

(1) Title of Class	(2) Name and Address of Beneficial Owner	(3) Amount and Nature of Beneficial Owner	(4) Percent of Class [1]
shares of common stock	Feliberto Gurat 1403 – 1200 Alberni Street Vancouver, British Columbia V6E 1A6 Canada	22,000,000	56.4%

[1] Based on 39,000,000 shares of common stock issued and outstanding as of April 17, 2008.

(ii)         Security Ownership of Management

(1) Title of Class	(2) Name and Address of Beneficial Owner	(3) Amount and Nature of Beneficial Owner	(4) Percent of Class [1]
shares of common stock	Feliberto Gurat 1403 – 1200 Alberni Street Vancouver, British Columbia V6E 1A6 Canada	22,000,000	56.4%
shares of common stock	Directors and Executive Officers (as a group)	22,000,000	56.4%

[1] Based on 39,000,000 shares of common stock issued and outstanding as of April 17, 2008.

(iii)           Changes in Control

Gurata is not aware of any arrangement that may result in a change in control of Gurata.

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Item 2.                      Statement That Proxies Are Not Solicited.

We are not asking you for a proxy and you are requested not to send us a proxy.

Item 3.                      Interest of Certain Persons in or Opposition to Matters to Be Acted Upon.

Holders of a majority of Gurata’ outstanding shares of common stock approved the Resolution on April 17, 2008.   At that time and as of the date of this Information Statement, Feliberto Gurat has a direct beneficial ownership in 22,000,000 shares of common stock in the capital of Gurata.

Management has not received any notice of opposition to the Resolution.

Item 4. Proposals by Security Holders.

Not applicable as no proposals submitted.

By Order of the Board of Directors

/s/ Feliberto Gurat
Dated:  April 17, 2008
  Feliberto Gurat – CEO & CFO

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